AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

May 28, 2026

To the Trustees of

DoubleLine Funds Trust

2002 North Tampa Street

Tampa, FL 33602

Re: Expense Limitation Agreement

Gentlemen:

This Agreement, originally made and entered into as of May 22, 2014, and as amended and restated on August 21, 2014, November 20, 2014, May 14, 2015, November 20, 2015, April 1, 2016, June 30, 2016, December 22, 2016, April 1, 2017, March 1, 2018, December 11, 2018, March 1, 2019, June 26, 2019, July 11, 2019, August 30, 2019, April 30, 2020, February 18, 2021, July 15, 2021, February 17, 2022, July 29, 2022, February 23, 2023, July 12, 2023, February 20, 2024, July 16, 2025 ,October 21, 2025, and March 25, 2026 by DoubleLine Capital LP and DoubleLine Alternatives LP, each a Delaware limited partnership, and accepted and agreed to by DoubleLine Funds Trust, a Delaware statutory trust, on behalf of each DFT Fund (as defined below) is hereby amended and restated as of the date set forth above.

With reference to the Investment Advisory and Management Agreement entered into by DoubleLine Capital LP and DoubleLine Funds Trust (the “Trust”) dated March 25, 2010, the Investment Management Agreement entered into by DoubleLine Capital LP and the Trust dated November 20, 2015, the Investment Management Agreement entered into by DoubleLine Alternatives LP (with DoubleLine Capital LP, each an “Adviser”) and the Trust dated May 14, 2015, the Investment Management Agreement entered into by DoubleLine Alternatives LP and the Trust dated December 11, 2018, and the Investment Management Agreement entered into by DoubleLine Alternatives LP and the Trust dated as of July 29, 2022, each as amended from time to time, we hereby notify you as follows:

1. DoubleLine Capital LP hereby agrees to waive its investment advisory fee and to reimburse other ordinary operating expenses of DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Low Duration Bond Fund, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Selective Credit Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Global Bond Fund, DoubleLine Shiller Enhanced International CAPE®, and DoubleLine Emerging Markets Local Currency Bond Fund (collectively, the “DL Capital Funds”), and DoubleLine Alternatives LP hereby agrees to waive its investment advisory fee and to reimburse other ordinary operating expenses of DoubleLine Strategic Commodity Fund and DoubleLine Shiller Enhanced CAPE® (collectively, the “DL Alternatives Funds,” and together with the DL Capital Funds, the “Funds”) to the extent necessary to limit the ordinary operating expenses of the following share classes to an amount not to exceed the following annual rates (based on such class’s average daily net assets):

	Class A	Class C	Class I	Class I2	Class N	Class R6
DoubleLine Emerging Markets Fixed Income Fund	—	—	0.95%	1.02%	1.20%	0.90%
DoubleLine Low Duration Bond Fund	—	—	0.47%	0.54%	0.72%	0.42%
DoubleLine Shiller Enhanced CAPE®	—	—	0.65%	0.72%	0.90%	0.60%
DoubleLine Flexible Income Fund	—	—	0.58%	0.64%	0.83%	0.58%
DoubleLine Low Duration Emerging Markets Fixed Income Fund	—	—	0.59%	0.66%	0.84%	—
DoubleLine Selective Credit Fund	—	—	0.64%	—	—	—
DoubleLine Long Duration Total Return Bond Fund	—	—	0.50%	0.57%	0.75%
DoubleLine Global Bond Fund	—	—	0.70%	0.77%	0.95%	0.65%
DoubleLine Strategic Commodity Fund	—	—	1.10%	1.17%	1.35%	—
DoubleLine Shiller Enhanced International CAPE®	—	—	0.65%	0.72%	0.90%	—
DoubleLine Emerging Markets Local Currency Bond Fund	—	—	0.90%	0.97%	1.15%	0.85%

With respect to each Fund, this agreement shall be in effect until at least August 1, 2027.

For the purposes of this agreement, “ordinary operating expenses” excludes taxes, commissions, mark-ups, litigation expenses, indemnification expenses, interest expenses, acquired fund fees and expenses, and any extraordinary expenses.

Expenses ratios reduced hereby shall be deemed to be waivers of investment advisory fees or reimbursement of other expenses in such manner as is in accordance with and required by a Fund’s governing documents and applicable law, including the Investment Company Act of 1940, as amended (the “1940 Act”) and conditions applicable to entities seeking to qualify as regulated investment companies under the Internal Revenue Code, as amended (collectively, “applicable law”). Nothing herein shall be deemed to require a Fund or its investment adviser to take any action contrary to applicable law.

2. To the extent that an Adviser waives its investment advisory fee and/or reimburses ordinary operating expenses of a share class of a Fund to satisfy the limitations set forth in this agreement, the Adviser may seek reimbursement from that share class of a portion or all of such amounts at any time within three fiscal years after the fiscal year in which such amounts were waived or reimbursed, subject to these expense limitations; provided, however, that the Adviser shall not be entitled to any reimbursement from DoubleLine Selective Credit Fund in respect of any investment advisory fees waived by the Adviser as a result of the terms of the Letter Agreement attached hereto as Exhibit A.

3. Prior to the expiration of this agreement, as provided for in paragraph one above, the expense limitation arrangements set forth above for the Funds may only be modified or terminated, with respect to the Trust, with the approval of a majority vote of the trustees of the Trust who are not “interested persons” of the Trust, as defined under the 1940 Act.

4. We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the above referenced Funds, and any amendments thereto, with the Securities and Exchange Commission, in accruing the Funds’ expenses for purposes of calculating their net asset value per share and for other purposes permitted under the 1940 Act, and expressly permit you to do so.

Very truly yours,

DOUBLELINE CAPITAL LP

By: DoubleLine Capital GP LLC, its general partner

By:	/s/ Henry V. Chase
Name: Henry V. Chase
Title: Authorized Signer

DOUBLELINE ALTERNATIVES LP

By: RHE Group LLC, its general partner

By:	/s/ Henry V. Chase
Name: Henry V. Chase
Title: Authorized Signer

ACCEPTED AND AGREED TO ON BEHALF OF:

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Shiller Enhanced CAPE®

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

DoubleLine Global Bond Fund

DoubleLine Shiller Enhanced International CAPE®

DoubleLine Emerging Markets Local Currency Bond Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Henry V. Chase
Name: Henry V. Chase
Title: Treasurer and Principal Financial and Accounting Officer

Exhibit A

November 20, 2014

To the Trustees of

DoubleLine Funds Trust

333 South Grand Avenue, Suite 1800

Los Angeles, CA 90071

Re: Advisory Fee Waiver Agreement

Gentlemen:

With reference to the Investment Advisory and Management Agreement entered into by DoubleLine Capital LP (“DoubleLine Capital”) and DoubleLine Funds Trust, in respect of DoubleLine Selective Credit Fund, dated March 25, 2010, as amended from time to time (the “Agreement”), we hereby notify you as follows:

DoubleLine Capital hereby agrees to waive the entire investment advisory fee it is entitled to receive with respect to DoubleLine Selective Credit Fund pursuant to the Agreement. Such waiver shall continue until terminated (1) by DoubleLine Capital upon 60 days notice to the Board of Trustees of DoubleLine Funds Trust or (2) immediately upon the approval of a majority vote of the trustees of DoubleLine Funds Trust who are not “interested persons” of the Trust, as defined under the Investment Company Act of 1940, as amended (the “1940 Act”). DoubleLine Capital may not seek reimbursement from DoubleLine Selective Credit Fund with respect to any advisory fees waived to comply with the terms of this letter agreement.

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statement on Form N-lA for DoubleLine Selective Credit Fund, and any amendments thereto, with the Securities and Exchange Commission, in accruing the Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under the 1940 Act, and expressly permit you to do so.

Very truly yours,

DOUBLELINE CAPITAL LP

By: DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis C. Lucido
Name: Louis C. Lucido
Title: Authorized Signer

ACCEPTED AND AGREED TO ON
BEHALF OF:
DoubleLine Selective Credit Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
Name: Ronald R. Redell
Title: President